EX-28(i)(2) Consent of Counsel

LORNA A. SCHNASE
Attorney at Law

t: 713-741-8821	e: Lorna@40ActLawyer.com	w: www.40ActLawyer.com

December 28, 2012

Monteagle Funds
2506 Winford Avenue
Nashville, TN 37211

Re:
Post-Effective Amendment No. 41 under the Securities Act of 1933 (No. 333-41461) and Post-Effective Amendment No.  44 under the Investment Company Act of 1940 (No. 811-08529) to Registration Statement on Form N-1A of Monteagle Funds

I hereby consent to the reference to my name under the “Legal Counsel” caption in the Statement of Additional Information included in the above-referenced Post-Effective Amendment as filed with the Securities and Exchange Commission on December 28, 2012.

This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the reference to my name in the Post-Effective Amendment, I have not certified any part of the Post-Effective Amendment and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Lorna A. Schnase

Lorna A. Schnase
Attorney at Law